AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 2000
                                              REGISTRATION STATEMENT NO.333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)


                         DELAWARE                                                     38-3161171
(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification Number)

                              1840 HOLBROOK AVENUE
                             DETROIT, MICHIGAN 48212
                                 (313) 974-2000
    (Address, including zip code, of Registrant's principal executive office)

      AMENDED AND RESTATED AMERICAN AXLE & MANUFACTURING OF MICHIGAN, INC.
                    MANAGEMENT STOCK OPTION PLAN, AS AMENDED

              1997 AMERICAN AXLE & MANUFACTURING OF MICHIGAN, INC.
                          REPLACEMENT PLAN, AS AMENDED

                 AMERICAN AXLE & MANUFACTURING OF MICHIGAN, INC.
           NON-QUALIFIED STOCK OPTION AGREEMENT DATED OCTOBER 29, 1997

              1999 AMERICAN AXLE & MANUFACTURING OF MICHIGAN, INC.
                              STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                           ---------------------------

                              PATRICK S. LANCASTER
                          VICE PRESIDENT AND SECRETARY
                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
                              1840 HOLBROOK AVENUE
                             DETROIT, MICHIGAN 48212
                                 (313) 974-2000
  (Name, address, including zip code, telephone number, including area code, of
                        Registrant's agent for service)

                                   Copies to:
                              WILSON S. NEELY, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000

================================================================================

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                                          PROPOSED
                                                                        PROPOSED          MAXIMUM        AMOUNT OF
     TITLE OF SECURITIES TO BE REGISTERED (1)        AMOUNT TO BE       MAXIMUM          AGGREGATE      REGISTRATION
                                                    REGISTERED (2)   OFFERING PRICE    OFFERING PRICE       FEE
                                                                     PER SHARE (3)          (3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share........        11,227,155        $ 15.375       $ 172,617,508     $ 45,571

=====================================================================================================================

(1) American Axle & Manufacturing Holdings, Inc. (the "registrant") is the survivor of a migratory merger with American Axle & Manufacturing of Michigan, Inc. Pursuant to the migratory merger, which was effected in January 1999, the registrant adopted the Plans.

(2) The amount to be registered for each plan is as follows: Amended and Restated American Axle & Manufacturing of Michigan, Inc. Management Stock Option Plan, as amended ("the Management Stock Option Plan") - 5,612,635 shares; 1997 American Axle & Manufacturing of Michigan, Inc. Replacement Plan, dated October 29, 1997, as amended (the "Replacement Plan") - 1,858,095 shares; American Axle & Manufacturing of Michigan, Inc. Non-Qualified Stock Option Agreement Dated October 29, 1997 - 256,425; and 1999 American Axle & Manufacturing of Michigan, Inc. Stock Incentive Plan (the "Stock Incentive Plan") - 3,500,000 shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(i) and 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the common stock on the New York Stock Exchange on July 17, 2000.

                                EXPLANATORY NOTE

         This Registration Statement relates to the following prospectuses of American Axle & Manufacturing Holdings, Inc. (the "Company"):

     (1) the prospectus relating to shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company reserved for issuance pursuant to the Company's Management Stock Option Plan;

     (2) the prospectus relating to shares of Common Stock of the Company reserved for issuance pursuant to the Company's Replacement Plan;

     (3) the prospectus relating to shares of Common Stock of the Company reserved for issuance pursuant to the Company's Stock Incentive Plan;

     (4) the prospectus relating to shares of Common Stock of the Company reserved for issuance pursuant to the Company's Non-Qualified Stock Option Agreement dated as of October 29, 1997 between the Company and Gary J. Witosky (the "Non-Qualified Stock Option Agreement"); and

Each of the prospectuses for the Management Stock Option Plan, the Replacement Plan, the Stock Incentive Plan and the Non-Qualified Stock Option Agreement being delivered by the Company to participants in the those plans as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements provided in Instruction C of Form S-8. The plan information provided in each of the prospectuses for the Management Stock Option Plan, the Replacement Plan, the Stock Incentive Plan and the Non-Qualified Stock Option Agreement are included in the documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company will provide to participants in those plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as required by
Item 2 of Part I of Form S-8.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

         Not required to be filed in this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

        The following documents that we have filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement.

        1.  Our Annual Report on Form 10-K for the year ended December 31, 1999.

        2. The description of our capital stock contained in our Registration Statement on Form 8-A dated July 15, 1998, Registration No. 1-14303 incorporating by reference the "Description of Capital Stock" in our Registration Statement on Form S-1, Registration No. 333-53491 with respect to the registration of our Common Stock.

        All documents that we have filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities.

        Not required.

ITEM 5.  Interests of Named Experts and Counsel.

        None.

ITEM 6.  Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes us to indemnify our officers and directors under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings, civil or criminal, brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Reference is hereby made to Article Sixth of the Registrant's Certificate of Incorporation, a copy of which is filed as Exhibit 3.01, which provides for indemnification of our officers and directors to the full extent authorized by
Section 145 of the Delaware Law. Section (c) of Article Sixth of the Certificate of Incorporation authorizes us to purchase and maintain insurance on behalf of any of our officers, directors, employees, trustees or agents or our subsidiaries against any liability asserted against or incurred by them in such capacity or arising out of their status as such, whether or not we would have the power to indemnify such officer, director, employee, trustee or agent against such liability under the provisions of such Article or Delaware law.

         We maintain a directors' and officers' insurance policy which insures our officers and directors from any claim arising out of an alleged wrongful act by such persons in their respective capacities as our officers and directors.

         Section 102(b)(7) of the Delaware Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty of care as a director. Reference is made to Article Six Section 2 of our Certificate of Incorporation which limits a director's liability in accordance with such Section.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  Exhibits.

    3.01    -  Certificate of Incorporation of the Company (Incorporated by
               reference to Exhibit 3.01 filed with the Company's Registration
               Statement on Form S-1 (Registration No. 333-53491))
    3.02    -  By-laws of the Company (Incorporated by reference to Exhibit 3.02 filed with the Company's Registration Statement on Form S-1
               (Registration No. 333-53491))
    5       -  Opinion of Patrick S. Lancaster, Esq. with respect to legality of securities being registered hereunder
    23.01   -  Consent of Deloitte & Touche LLP
    23.02   -  Consent of Ernst & Young LLP
    24      -  Power of Attorney

ITEM 9.  Undertakings.

        We hereby undertake:

    (a)  (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in our periodic reports filed pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this post-effective amendment.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of the Certificate of Incorporation of the registrant and the provisions of Delaware law described under Item 6 above, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan on the 20th day of July, 2000.

                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
                                            (Registrant)

                                               By: /s/ Patrick S. Lancaster
                                                  -----------------------------
                                                   Patrick S. Lancaster
                                                   Vice President and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 20th day of July, 2000.

           /s/ Richard E. Dauch                   Chairman of the Board of  Directors,           July 20, 2000
    -----------------------------------           Chief Executive Officer & President
               Richard E. Dauch

           /s/ Robin J. Adams                     Executive Vice President-Finance &             July 20, 2000
    -----------------------------------           Chief Financial Officer
               Robin J. Adams

           /s/ B.G. Mathis                        Director, Executive Vice President-            July 20, 2000
    -----------------------------------           Administration & Chief Administrative
               B.G. Mathis                        Officer

           /s/ Forest J. Farmer Sr.               Director                                       July 20, 2000
    -----------------------------------
               Forest J. Farmer

           /s/ Robert L. Friedman                 Director                                       July 20, 2000
    -----------------------------------
               Robert L. Friedman

           /s/ Richard C. Lappin                  Director                                       July 20, 2000
    -----------------------------------
               Richard C. Lappin

           /s/ Bret D. Pearlman                   Director                                       July 20, 2000
    -----------------------------------
               Bret D. Pearlman

           /s/ John P. Reilly                     Director                                       July 20, 2000
    -----------------------------------
               John P. Reilly

           /s/ Thomas K. Walker                   Director                                       July 20, 2000
    -----------------------------------
               Thomas K. Walker

                                                  Director                                       July 20, 2000
    -----------------------------------
               David A. Stockman


                                 Exhibit Index
                                 -------------


Exhibit No.               Description
-----------               -----------
3.01      -               Certificate of Incorporation of the Company
                          (Incorporated by reference to Exhibit 3.01 filed with
                          the Company's Registration Statement on Form S-1
                          (Registration No. 333-53491))
3.02      -               By-laws of the Company (Incorporated by reference to
                          Exhibit 3.02 filed with the Company's Registration
                          Statement on Form S-1 (Registration No. 333-53491))
5         -               Opinion of Patrick S. Lancaster, Esq. with respect
                          to legality of securities being registered hereunder
23.01     -               Consent of Deloitte & Touche LLP
23.02     -               Consent of Ernst & Young LLP
24        -               Power of Attorney